UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

236 Fifth Avenue, Fourth Floor

New York, NY 10001

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2022, LifeMD, Inc., a Delaware corporation (the “Company”), announced that its majority-owned subsidiary WorkSimpli Software LLC (“WorkSimpli”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with East Fusion FZCO, a Dubai, UAE corporation  (the “Seller”), whereby WorkSimpli acquired substantially all of the assets, and assumed certain liabilities, associated with the Seller’s business offering subscription-based resume building software through SAAS online platforms (the “Acquisition”).

WorkSimpli paid to the Seller a purchase price $4,000,000 and agreed to assume certain liabilities set forth in the Purchase Agreement. The Seller also will be entitled to quarterly payments equal to the greater of 15% of Net Profits (as defined in the Purchase Agreement) or $62,500, for a two-year period ending on the two-year anniversary of the closing of the Acquisition. In no event shall Seller receive less than $500,000 in Net Profits by the second anniversary of the closing of the Acquisition.

WorkSimpli borrowed the purchase price from the Company pursuant to a Promissory Note dated October 19, 2021, as amended February 14, 2022 (the “Promissory Note”), with the obligation secured by an Equity Purchase Guarantee Agreement dated February 14, 2022 (the “Guarantee Agreement”) and a Stock Option Pledge Agreement dated February 12, 2022 (the “Pledge Agreement”) from Fitzpatrick Consulting, LLC and its sole member Sean Fitzpatrick, who is Co-Founder and President of WorkSimpli.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties, and contains indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against certain liabilities.

The foregoing description of the Purchase Agreement, the Promissory Note, the Guarantee Agreement and the Pledge Agreement, and the transactions contemplated therein, does not purport to be complete and is qualified in its entirety by reference to the complete text of those agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The Acquisition described above closed on February 17, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of January 13, 2022, by and between WorkSimpli Software LLC and East Fusion FZCO
2.2	Promissory Note dated as of October 19, 2021, issued by WorkSimpli Software LLC to LifeMD, Inc.
2.3	First Addendum, dated as of February 14, 2022, to Promissory Note, issued by WorkSimpli Software LLC to LifeMD, Inc.
2.4	Equity Purchase Guarantee Agreement, dated as of February 14, 2022, by and among Fitzpatrick Consulting LLC, Sean Fitzpatrick and LifeMD, Inc.
2.5	Stock Option Pledge Agreement, dated as of February 12, 2022, by and between Fitzpatrick Consulting LLC and LifeMD, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated:	February 22, 2022	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer